[CONFORMED COPY]

   This Instrument Contains After-Acquired Property Provisions.


      This Instrument Grants a Security Interest by a Utility.

               Texas-New Mexico Power Company
         (Formerly COMMUNITY PUBLIC SERVICE COMPANY)
                          TO
         CONTINENTAL BANK, NATIONAL ASSOCIATION
     (Formerly CONFIDENTIAL ILLINOIS NATIONAL BANK AND
                TRUST COMPANY OF CHICAGO)
                                               Trustee.

         Twenty-Third Supplemental Indenture
             Dated as of September 15, 1993

                Supplemental to and Modifying
                  Indenture of Mortgage
                          and
                      Deed of Trust

              Dated as of November 1. 1944
             (as supplemented and modified)




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    This Instrument Contains After-Acquired Property Provisions.


    This Instrument Grants a Security Interest by a Utility.

    This is a Security Agreement granting a Security Interest in Chattels including Chattels affixed to Realty as well as a Mortgage upon Real Estate and Other Property.

    THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE, dated as of
September 15, 1993, between Texas-New Mexico Power Company
(formerly Community Public Service Company), as debtor, a Texas corporation (hereinafter sometimes called the "Company"), whose mailing address and address of its principal place of business is 4100 International Plaza, P.O. Box 2943, Fort Worth, Texas 76113, party of the first part, and Continental Bank, National Association (formerly Continental Illinois National Bank and Trust Company of
Chicago), as Trustee and Secured Party, a national banking association having its principal place of business and mailing address at 231
South LaSalle Street, Chicago, Illinois 60697 (hereinafter sometimes called the "Trustee"), party of the second part:

    WHEREAS, Community Public Service Company, a Delaware corporation (hereinafter sometimes called the "Predecessor Company"), has heretofore executed and delivered to the City National
Bank and Trust Company of Chicago (hereinafter sometimes called the "Predecessor Trustee"), an Indenture of Mortgage and Deed of Trust dated as of November 1, 1944 (hereinafter sometimes called the "Original Indenture"), to secure as provided therein, its bonds
(in the Original Indenture and herein called the "Bonds") to be designated generally as its "First Mortgage Bonds" and to be issued in one or more series as provided in the Original Indenture; and

    WHEREAS, the Predecessor Company has heretofore executed and delivered to the Predecessor Trustee six indentures supplemental to the Original Indenture, which supplemental indentures were dated as of March 1, 1947, January 1, 1949, January 1, 1952, March 1, 1954,
June 1, 1957 and June 1, 1961, respectively; and




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    WHEREAS, simultaneously with the merger of the Predecessor Company into the Company, the Company has heretofore executed and delivered a Seventh Supplemental Indenture, dated as of May 1, 1963, to Continental Illinois National Bank and Trust Company of Chicago (into which on September 1, 1961, said Predecessor Trustee was merged), as Trustee; and

    WHEREAS, the Company has heretofore executed and delivered to the Trustee an Eighth Supplemental Indenture dated as of July 1, 1963; a Ninth Supplemental Indenture dated as of August 1, 1965; a Tenth Supplemental Indenture dated as of May 1, 1966; an Eleventh Supplemental Indenture dated as of October 1, 1969; a Twelfth Supplemental Indenture dated as of May 1, 1971; a Thirteenth Supplemental Indenture dated as of July 1, 1974; a Fourteenth Supplemental Indenture dated as of March 1, 1975; a Fifteenth Supplemental Indenture dated as of September 1, 1976; a Sixteenth Supplemental Indenture dated as of November 1, 1981; a Seventeenth Supplemental Indenture dated as of December 1, 1982; an
Eighteenth Supplemental Indenture dated as of September 1, 1983; a Nineteenth Supplemental Indenture dated as of May 1, 1985; a Twentieth Supplemental Indenture dated as of July 1, 1987; a Twenty-First Supplemental Indenture dated as of July 1, 1989; and a Twenty-Second Supplemental Indenture dated as of January 15,
1992; and

    WHEREAS, pursuant to the Original Indenture, as heretofore supplemented and modified, there have been executed, authenticated, delivered and issued and there are now outstanding First Mortgage
Bonds of series and in principal amounts as follows:

           Title                         Issued         Outstanding
  Series L, 10 1/2% due 2000.....     $ 12,000,000     $   9,840,000
  Series M, 8.70% due 2006.....       $ 10,000,000     $   8,400,000
  Series R, 10% due 2017.......       $ 65,000,000     $  63,700,000
  Series S, 9 5/8% due 2019.......    $ 20,000,000     $  20,000,000
  Series T, 11 1/4% due 1997.....     $130,000,000     $ 130,000,000

and

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    WHEREAS, it is provided in the Original Indenture, among other things, that the Company and the Trustee may, and when so required by the Original Indenture shall, enter into such indentures supple-mental thereto as may or shall by them be deemed necessary or desirable and which shall thereafter form a part thereof for the purposes, among others, of (a) subjecting to the lien of the Original Indenture additional property acquired by the Company,
(b) providing for the creation of any new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, (c) providing for a sinking, amortization, improvement or other analogous fund for the benefit of all or any of the Bonds of any one or more series, of such character and of such amount and upon such terms and conditions as shall be contained in such supplemental indenture; and (d) providing for modifications in the Original Indenture, subject to certain conditions; and

    WHEREAS, the Company desires to create under the Original
Indenture a new series of Bonds to be designated First Mortgage
Bonds, Series U, 9 1/4% due 2000, to be due September 15, 2000
(hereinafter sometimes called the "Bonds of Series U") to be initially issued in the aggregate principal amount of One Hundred
Million Dollars ($100,000,000); and

    WHEREAS, the Company is required to execute this Twenty-Third Supplemental Indenture and hereby requests the Trustee to join in this Twenty-Third Supplemental Indenture for the purpose, among others, of creating and describing the terms of the Bonds of Series U and subjecting to the lien of the Original Indenture, as supplemented and modified, additional property acquired by the Company since the execution and delivery of the Twenty-Second Supplemental Indenture dated as of January 15, 1992 (the Original Indenture as hereto-fore supplemented and modified and as supplemented and modified by this Twenty-Third Supplemental Indenture being herein some-times called the "Indenture"); and

   WHEREAS, all acts and proceedings required by law and by the Restated Articles of Incorporation and By-Laws of the Company necessary to make the Bonds of Series U, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and


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to constitute the Indenture a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms, have been done and taken; and the execution and delivery of this Twenty-Third Supplemental Indenture have been in an respects duly authorized.

    NOW, THEREFORE, THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE
WITNESSETH, that, in order to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, to expressly subject to the lien of the Indenture additional property acquired by the Company since the date of execution and delivery of the Twenty-Second Supplemental Indenture dated as of January 15, 1992, to the Original Indenture, and to secure the performance and observance of all the covenants and conditions contained in said Bonds and in the Indenture, and to declare the terms and conditions upon and subject to which the Bonds of Series U are and are to be issued and secured, and for the purpose of confirming the lien of the Original Indenture, as heretofore supplemented and modified, and for and in consideration of the premises and of the mutual covenants contained in the Indenture and of the purchase and acceptance of the Bonds of Series U by the holders thereof, and of the sum of $1 to the Company paid by the Trustee at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twenty-Third Supplemental Indenture, and by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, pledge, hypothecate, set over and confirm unto the Trustee, the following property, rights, privileges and franchises, to wit:

                              CLAUSE I.

    All the property, real, personal or mixed, tangible or intangible (other than Excepted Property as defined in the Granting Clauses of the Original Indenture) of every kind, character and description which is described in Article Eight hereof.


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                              CLAUSE II.

    Without in any way limiting anything in Article Eight hereof or hereinafter described, all and singular the lands, real estate, chattels real, interests in lands, leaseholds, ways, rights-of-way, easements, servitudes, permits and licenses, lands under water, riparian rights, franchises, privileges, gas or electric generating plants, natural gas plants, gas storage plants and facilities, gas or electric transmission and distribution systems, gas gathering systems and tap lines, and all apparatus and equipment appertaining thereto, offices, buildings, warehouses and other structures, machine shops, tools, materials and supplies and all property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems or otherwise, which are now owned or which may hereafter be owned or acquired by the Company, other than Excepted Property as defined in the Granting Clauses of the Original Indenture.

                             CLAUSE III.

    All corporate, Federal, State, municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, including those described in Article Eight hereof, grants, privileges and immunities of every kind and description, now belonging to or which may hereafter be owned, held, possessed or enjoyed by the Company (other than Excepted Property as defined in the Granting Clauses of the Original Indenture) and all renewals, extensions, enlargements and modifications of any of them.

                             CLAUSE IV.

    Also all other property, real, personal or mixed, tangible or intangible (other than Excepted Property as defined in the Granting Clauses of the Original Indenture) of every kind, character and description and wheresoever situated, whether or not useful in the generation, manufacture, production, transportation, distribution or sale of gas or electricity, now owned or which may hereafter be acquired by the Company, it being the intention hereof that all property, rights and franchises acquired by the Company after the

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date hereof (other than Excepted Property as defined in the Granting Clauses of the Original Indenture) shall be as fully embraced within and subjected to the lien hereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

                             CLAUSE V.

    Together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses and franchises and all other, appurtenances whatsoever belonging or in anywise appertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, remainder and remainders, and the rents, revenues, issues, earnings, income, products and profits thereof, and of every part and parcel thereof, and all the estate, right, title, interest, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of and to such property and every part and parcel thereof.

                            CLAUSE VI.

   Also any and all property, real, personal, or mixed (including Excepted Property as defined in the Granting Clauses of the Original Indenture), that may, from time to time hereafter, by delivery or by writing of any kind, for the purpose hereof be in anywise subjected to the lien hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited and/or pledged by the Company or by anyone in its behalf or with its consent, to and with the Trustee, which is hereby authorized to receive the same at any and all times as and for additional security and also, when and as in the Indenture provided, as substituted security hereunder, to the extent permitted by law.
Such conveyance, mortgage, assignment, transfer, deposit and/or pledge or other creation of lien by the Company or by anyone in its behalf or with its consent of or upon any property as and for additional security may be made subject to any reservations, limitations, conditions and provisions which shall be set forth in an instrument or agreement in writing executed by the Company or the person or corporation conveying, assigning, mortgaging, transfer-


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ring, depositing and/or pledging the same and/or by the Trustee, respecting the use, management and disposition of the property so conveyed, assigned, mortgaged, transferred, deposited and/or pledged, or the proceeds thereof.

                         EXCEPTED PROPERTY

    There is, however, expressly excepted and excluded from the lien and operation of the Indenture all property specifically excepted under the heading "Excepted Property" of the Granting Clauses of the Original Indenture, all property released or otherwise disposed of pursuant to the provisions of Article Seven of the Original Indenture and all property excepted in the descriptions contained in Article Eight hereof.

    The Company may, however, pursuant to the provisions of Granting Clause VI above, subject to the lien and operation of the Indenture, all or any part of the Excepted Property as defined in the Granting Clauses of the Original Indenture.

    TO HAVE AND TO HOLD the Trust Estate (as defined in Paragraph A of Section 1.06 of the Original Indenture) and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or in-tended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns, forever:

    SUBJECT, HOWEVER, to the exceptions, reservations, restrictions, conditions, limitations, covenants and matters recited in Article Eight hereof; to Permitted Encumbrances as defined in Paragraph G of Section 1.07 of the Original Indenture; and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations ex-pressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisitions;

   BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall

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hold the Bonds and coupons authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 10.02 of the Original Indenture, so that, subject to said Section 10.02 of the Original Indenture, each and all of said Bonds and coupons shall have the same right, lien and privilege under the Original Indenture, as heretofore supplemented and as supplemented by this Twenty-Third Supplemental Indenture, and shall be equally secured thereby and hereby and shall have the same proportionate interest and share in the Trust Estate, with the same effect as if all of the Bonds and coupons had been issued, sold and negotiated simultaneously on the date of the delivery hereof; and in trust for enforcing payment of the principal of the Bonds and of the premium, if any, and interest thereon, according to the tenor, purport and effect of the Bonds and coupons and of the Indenture, and for enforcing the terms, provisions, covenants and stipulations in the Indenture and in the Bonds set forth;

    UPON CONDITION that, until the happening of an Event of Default (as defined in Section 14.01 of the Original Indenture), the Company shall be suffered and permitted to possess, use and enjoy the Trust Estate, except money, securities and other personal property pledged or deposited with or required to be pledged or deposited with the Trustee under the Indenture, and to receive and use the rents, revenues, issues, earnings, income, products and profits therefrom:

                           ARTICLE ONE.

   BONDS OF SERIES U AND CERTAIN PROVISIONS RELATING THERETO.

    SECTION 1.01. Terms of Bonds of Series U. There shall be, and hereby is, created a new series of Bonds, known as and entitled
"First Mortgage Bonds, Series U, 9 1/4% due 2000" (herein referred to as the "Bonds of Series U"), and the form thereof shall be substantially as hereinafter set forth in Section 1.02 hereof. The principal amount of the Bonds of Series U shall not be limited except as provided in Section 2.01 of the Original Indenture (as amended by Section 1.01 of the Thirteenth Supplemental Indenture dated as of

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July 1, 1974) and except as may be provided in any indenture supplemental thereto. The definitive Bonds of Series U shall be issued only as registered Bonds without coupons of the denomination of $1,000 or any multiple thereof, and of such respective amounts of each of said denominations as may be executed by the Company and delivered to the Trustee for authentication and delivery.

    The definitive Bonds of Series U may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

    September 15, 1993 shall be the date of the commencement of the first interest period for Bonds of Series U. All Bonds of Series U shall mature September 15, 2000, and shall bear interest at the rate of 9 1/4% per annum until the principal thereof shall have become due and payable, such interest to be payable semiannually on March 15 and September 15 in each year commencing March 15, 1994. Both the principal of and the interest on the Bonds of Series U shall be payable, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the principal office of the Trustee in the City of Chicago, State of Illinois. Interest on Bonds of Series U shall be payable in each case to the holder of record on the record date as set forth below.

    The person in whose name any Bond of Series U is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of Series U upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of Series U on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of Series U shall be the registered holders of such Bonds of Series U on the record date for payment of such defaulted interest. The term "record


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date" as used in this Section 1.01, and in the form of the Bonds of Series U, with respect to any interest payment date applicable to the Bonds of Series U, shall mean the March 1 next preceding a March 15 interest payment date or the September 1 next preceding a September 15 interest payment date, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed), or such record date established for defaulted interest as hereinafter provided.

    In case of failure by the Company, to pay any interest when due the claim for such interest shall be deemed to have been transferred by transfer of any Bond of Series U registered on the books of the Company and the Company, by not less than 10 days' written notice to bondholders, may fix a subsequent record date for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

    Except as provided in this Section 1.01, every Bond of Series U shall be dated as provided in Section 2.05 of the Original Indenture. However, so long as there is no existing default in the payment of interest on the Bonds of Series U, all Bonds of Series U authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall be dated such interest payment date and shall bear interest from such interest payment date; provided, however, that if the Company shall default in the interest due on such interest payment date, then any such Bond of Series U shall bear interest from the March 15 or September 15, as the case may be, to which interest has been paid, unless such interest payment date is March 15, 1994, in which case from September 15, 1993.

    Subject to the provisions of Section 2.11 of the Original Indenture, all definitive Bonds of Series U, upon surrender at the principal office of the Trustee, shall be exchangeable for other Bonds of Series
U of a different denomination or denominations, as requested by the holder surrendering the same. The Company shall execute, and the Trustee shall authenticate and deliver, Bonds of Series U whenever the same shall be required for any such exchange.


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     Notwithstanding the provisions of Section 2.11 of the Original

Indenture no charge shall be made for any exchange of Bonds of Series U for other Bonds of Series U of different authorized denominations or for any transfer of Bonds of Series U, except that the Company at its option may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incident thereto.

    The Trustee hereunder shall, by virtue of its office as such Trustee, be a paying agent of the Company for the purpose of the payment of the principal of and premium, if any, and interest on the Bonds of Series U and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of Series U. Neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of Series U for a period of ten days next preceding the mailing of notice of redemption of Bonds of Series U to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any Bonds of Series U designated in whole for redemption or that part of any Bond of Series U designated in part for redemption.

    SECTION 1.02. Form of Bonds of Series U. The Bonds of Series U shall be in substantially the following form:

                      [FORM OF BOND OF SERIES U]
No. U                                                           $
                    TEXAS-NEW MEXICO POWER COMPANY
           FIRST MORTGAGE BOND, SERIES U, 9 1/4% DUE 2000
                       DUE SEPTEMBER 15, 2000

    TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation (hereinafter sometimes called the "Company"), for value received, hereby
promises to pay to                                    or registered
assigns,                   Dollars on September 15, 2000, and to pay
interest semiannually on March 15 and September 15 in each year, on the principal hereof from the date hereof until the principal hereof becomes due and payable, at the rate per annum specified in the title of this Bond, and on any overdue principal and (to the extent the payment of such interest is enforceable under applicable law) on any


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overdue installment of interest at the rate of 6% per annum; provided, however, that if the Company shall default in the interest due on Bonds of this series on any interest payment date then Bonds of this series authenticated by the Trustee between the record date for such interest payment date and such interest payment date shall bear interest from the next preceding date to which interest has been paid on the Bonds of this series, or if no interest has been paid, from September 15, 1993.

     The interest so payable upon any March 15 or September 15 will, except as provided in the Indenture mentioned on the reverse hereof, be paid to the person in whose name this Bond (or any bond or bonds evidencing the same debt) is registered at the close of business on the March 1 preceding such March 15, or the September 1 preceding such September 15, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed).

    The principal hereof and interest hereon shall be payable, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the principal office of the Trustee under the Indenture mentioned on the reverse hereof.

    This Bond shall not become or be valid or obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

    The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


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    IN WITNESS WHEREOF, TEXAS-NEW MEXICO POWER COMPANY has caused this Bond to be executed in its corporate name by the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal to be impressed or imprinted hereon, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries, and this Bond to be dated

                           TEXAS-NEW MEXICO POWER COMPANY,

                             By    .................................
                                              President

Attest:
     .........................................
                     Secretary
(SEAL)

               [FORM OF REVERSE OF BOND OF SERIES U]

    This Bond is one of an authorized issue of Bonds of the Company known as its "First Mortgage Bonds", limited as provided in the Indenture hereinafter mentioned, issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal, replacement or other analogous fund established under the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of November 1, 1944, executed to City National Bank and Trust Company of Chicago, as to which Continental Illinois National Bank and Trust Company of Chicago (now Continental Bank, National Association) was successor by merger, as Trustee, as supplemented by twenty-three supplemental indentures thereto, including the Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First and Twenty-Second Supple-mental Indentures which also modified the Original Indenture and the Twenty-Third Supplemental Indenture dated as of September 15,
1993 (said Indenture of Mortgage and Deed of Trust, as so supplemented and modified, being herein called the "Indenture"), to which


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Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and the appurtenant coupons and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which the Bonds are and are to be secured.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per cent in principal amount of the Bonds (exclusive of Bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of Bonds shall be at the time outstanding, not less than sixty per cent in principal amount of each series affected, to execute supplemental indentures amending the Indenture; provided, however, that no such supplemental indenture shall extend the fixed maturity of this Bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, without the consent of the holder hereof.

    As provided in the Indenture, the Bonds are issuable in series which may vary as in the Indenture provided or permitted. This
Bond is one of a series entitled "First Mortgage Bonds, Series U, 9 1/4% due 2000" (hereinafter called the "Bonds of Series U").

    Bonds of this series may, upon surrender thereof at the principal office of the Trustee, be exchanged for several Bonds of the same series for a like aggregate principal amount in authorized denominations; and several Bonds of this series, registered in the same name, may, upon surrender thereof at said principal office of the Trustee, be exchanged for one Bond of the same series for a like aggregate principal amount in an authorized denomination. This Bond may be transferred at said principal office of the Trustee by surrendering this Bond for cancellation, accompanied by a written instrument of transfer, in form approved by the Company, duly executed by the registered owner hereof or by an attorney duly authorized in writing, and thereupon the Company shall execute in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, in exchange therefor a new Bond of the same series for a like aggregate principal amount in authorized denominations. No charge


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shall be made for any exchange of Bonds of this series for other Bonds of different authorized denominations or for any transfer of this Bond, except that the Company at its option may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incidental thereto.

     The Company and the Trustee may deem and treat the person in whose name this Bond shall be registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond shall be overdue; and all such payments shall be valid and effectual to satisfy and discharge the liability upon this Bond to the extent of the sum or sums so paid.

     If an event of default as defined in the Indenture shall occur, the principal of all the Bonds may become or be declared due and payable upon the conditions and in the manner and with the effect in the Indenture provided.

     The Bonds of Series U shall not be subject to redemption at the option of the Company prior to maturity.

     The Twenty-Third Supplemental Indenture provides that in the event of any default in payment of the interest due on any interest payment date, such interest shall not be payable to the holder of the bond on the original record date but shall be paid to the registered holder of such bond on the subsequent record date established for payment of such defaulted interest.

     No recourse shall be had for the payment of the principal of or the interest on this Bond or for any claim based hereon or otherwise in respect hereof or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty, or other-wise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof expressly waived and released, as provided in the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or


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any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid.

                           ARTICLE TWO.

           REDEMPTION PROVISIONS FOR BONDS OF SERIES U.

    SECTION 2.01. The Bonds of Series U shall not be subject to redemption at the option of the Company prior to maturity. The
Bonds of the Series U shall be subject to redemption, however, at any time prior to maturity, as a whole or from time to time in part, through the application of cash deposited with the Trustee pursuant to Section 7.04 of the Original Indenture, upon the taking, purchase or sale of property in the manner set forth in said Section 7.04.

                         ARTICLE THREE.

    COVENANTS AS TO IMPROVEMENT FUND, MINIMUM PROVISION FOR
DEPRECIATION, RESTRICTIONS ON CAPITAL STOCK DIVIDENDS, CHANGE OF
        CONTROL AND DURATION OF ARTICLES TWO AND THREE.

    SECTION 3.01. Improvement Fund. The covenants contained in Article Nine of the Original Indenture shall continue in full force and effect so long as any of the Bonds of Series U shall remain outstanding, except that the Company hereby covenants that no Bonds of Series U shall be redeemable prior to September 15, 2000 through the application of cash deposited in the Improvement Fund. Notwithstanding the provisions of Section 9.03 of the Original Indenture, so long as any of the Bonds of Series L, M, R, S, T or U shall remain outstanding, no Bond delivered or certified to the Trustee to meet the requirements of the Improvement Fund provided for in
Section 9.01 of the Original Indenture or redeemed or otherwise retired pursuant to the provisions of said Section 9.01, shall be made the basis of the authentication and delivery of Bonds under Article
Six of the Original Indenture unless and until such Bond shall, in the manner provided in said Section 9.01, be reinstated as available as the basis for the authentication and delivery of Bonds.

   SECTION 3.02. Definition of Term "Minimum Provision for
Depreciation". The term "Minimum Provision for Depreciation" shall have the meaning set forth in Paragraph I of Section 1.07 of the


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Original Indenture so long as any of the Bonds of Series U shall remain outstanding.

    SECTION 3.03. Restriction on Payment of Dividends on Com-mon Stock. Notwithstanding the provisions of Sections 4.03 and
4.04 of the Fourteenth Supplemental Indenture dated as of March 1, 1975 that the covenants contained in Section 4.03 thereof shall continue only so long as the First Mortgage Bonds, Series L, 10 1/2% due 2000 are outstanding, the Company hereby covenants that the covenants made by the Company in said Section 4.03 shall also continue so long as any Bonds of Series U shall remain outstanding.

SECTION 3.04. Tender for the Bonds of Series U upon Change of
              Control Event.

    The Company covenants as follows:

    (a) Within 90 days after the occurrence of a Change of Control Event, as defined below, the Company shall commence a tender offer for all outstanding Bonds of Series U at a purchase price (the "Purchase Price") of 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in Subsections (b) and (c) of this Section.

    (b) Within 30 days following any Change of Control Event, the Company shall send a notice by first-class mail, postage prepaid, to the Trustee and to each holder of the Bonds of Series U, at his or her address appearing in the registry books of the Company. The notice shall state:

        (1) that a Change of Control Event has occurred and that the Company is obligated to tender for the Bonds of Series U as provided herein, at the Purchase Price;

        (2) the circumstances and relevant facts regarding the Change of Control Event (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control
    Event; provided that, to the extent the above-described information is required by Item 7 of Form 8-K, it need be sent only upon the filing with the Securities and Exchange Commission of the Form 8-K);


<PAGE 17>

                                   18

        (3) information concerning the business of the Company which the Company in good faith believes will enable the holders of the Bonds of Series U to make an informed decision, which at a minimum will include

              (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements of the Company), the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information), and

              (ii) a description of material developments in the Company's business subsequent to the date of the latest of such
          Reports;

        (4) the latest date for tender of the Bonds of Series U, which shall be not more than 30 days after the date of the commencement of the tender offer;

        (5) the Purchase Price;

        (6) information concerning acceptance of the tender offer;
   and

        (7) that interest accrued to the Purchase Date will be paid as provided in paragraph (a) of this Section and that, unless the Company shall default in payment of the Purchase Price, after the latest date of purchase, interest thereon will cease to accrue with respect to any Bonds of Series U presented and surrendered for purchase.

   The Trustee shall be under no obligation to ascertain the occurrence of a Change of Control Event or to give notice with respect thereto, other than as provided above, upon receipt of the written notice of Change of Control Event from the Company. The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company, that no Change of Control Event has occurred.

     (c) Holders tendering Bonds of Series U will be required to do so in accordance with this Section by the close of business on the latest


<PAGE 18>
                                   19


date for tender of the Bonds of Series U. No such Bonds of Series U shall be deemed to have been presented and surrendered until such Bonds of Series U are received by the Company. Holders whose Bonds of Series U are purchased only in part will receive new Bonds of Series U equal in principal amount to the unpurchased portion of the Bonds of the Series U surrendered.

     (d) As used in this Section, a "Change of Control Event" means an event or the last of a series of events by which

         (i) any "person" or group of persons (as such term is used in Section 13(d) and 14(d) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission relating to such sections, as amended from time to time), other than TNP Enterprises, Inc. ("TNPE") with respect to the shares of the Company, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than forty percent (40%) of the total voting power of all outstanding Common Stock of TNPE or of the Company;

         (ii) the Company consolidates with or merges into another corporation (other than any such transaction between the Company and a wholly owned Subsidiary of the Company) and the Company is not the surviving entity, or the Company conveys, transfers or leases substantially all of its assets;

         (iii) TNPE or any subsidiary of TNPE, during any period of 12 consecutive months, purchases or otherwise acquires, directly or indirectly, beneficial ownership of 30% or more of the outstanding Common Stock of TNPE;

         (iv) during any period of 24 consecutive months, whether commencing before or after the date hereof, but ending on or after the date hereof,

             (a) individuals who at the beginning of such 24-month period constituted the board of directors of TNPE, and


<PAGE 19>
                                     20


             (b) any new director(s) who were elected or recommended for election to the board of directors of TNPE by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such 24-month period or whose election was previously so approved or so recommended, cease for any reason to constitute a majority of the board of directors of TNPE; or

         (v) on any day (a "Calculation Date"), the Company makes any distribution or distributions of cash, property or securities (other than regular quarterly dividends on common or preferred stock) to the common stockholders, or purchases or otherwise acquires outstanding common stock of TNPE, and the sum of the fair market value of such distribution or purchase, plus the fair market value of all other such distributions and purchases which have occurred during the period of 12 consecutive months ending on such Calculation Date, exceeds 30% of the fair market value of the outstanding common stock of TNPE.
     This percentage is calculated on each Calculation Date by deter-mining the percentage of the fair market value of TNPE's out-standing common stock as of such Calculation Date which is represented by the fair market value of the distributions and purchases which have occurred on such date, and adding to that percentage all of the percentages which have been similarly calculated on the dates of all such distributions and purchases during the period of 12 consecutive months ending on such Calculation Date.

     SECTION 3.05. Duration of Effectiveness of Certain Provisions. Article Two and Sections 3.02, 3.03 and 3.04 hereof shall be in force and effect only so long as any of the Bonds of Series U shall remain outstanding. Section 3.01 hereof shall be in force and effect only so long as any of the Bonds of Series L, M, R, S, T or U shall remain outstanding.

                            ARTICLE FOUR.

     SECTION 4.01. Paragraph F of Section 1.05 of the Original In-denture is hereby amended by deleting from subparagraph (3) of Paragraph F the words "two and one-half times" and substituting in


<PAGE 20>
                                  21


place thereof the words "two times" and the acceptance of any Bond of Series U by the holder thereof shall be deemed to constitute a consent to such amendment; provided, however, that such amendment shall not become effective until (a) a further Supplemental
Indenture making it effective shall have been executed with the consent of the holders of not less than 75% in principal amount of the Bonds of all Series, including the holders of not less than 60% in principal amount of the Bonds of each Series, at the time outstanding (determined as provided in Section 1.02 of the Original Indenture) other than Bonds of Series M, R, S, T or U and Bonds of any subsequent Series in respect of which the Supplemental Indenture creating the Series provides that the acceptance of any Bond of such Series by the holder thereof shall be deemed to constitute a consent to such amendment, or (b) none of the Bonds of any Series other than Series M, R, S, T or U and any such subsequent Series shall be outstanding.

    SECTION 4.02. Paragraphs C, D and F of Section 1.05 of the
Original Indenture are hereby amended so that the same shall read as follows:

        "C. The term 'Net Earnings Available for Fixed Charges' of the Company for any period shall mean the net earnings of the Company for such period, determined in the following manner:

           (a) The gross operating revenues derived from the operation of the Public Utility Property (as defined in Paragraph A of Section 1.07) of the Company shall be computed for such period in accordance with sound accounting practice.

           (b) From the amount of such gross operating revenues for such period determined as provided in the preceding Clause (a) there shall be deducted an amount equal to the aggregate of all expenses and other proper income charges for such period attributable to the operation of Public Utility Property, determined in accordance with sound accounting practice, exclusive of the following items:

            (i) losses from the sale, abandonment or other disposition of capital assets;

            (ii) interest charges;


<PAGE 21>
                                   22


            (iii) provision for income and excess profits or other taxes of the Company which are imposed on or measured by its income after deduction of interest charges; and

            (iv) 33 1/3% of rentals under leases with an initial term of three years or more payable during such period;

 provided that in any event (without in any respect limiting the generality of the foregoing) there shall be included in such expenses and other income charges the following items:

            (v) amortization of debt discount and expense and amortization of all other deferred charges provided that there may be deducted from any such amortization of debt discount any amortization of debt premium;

           (vi) provisions for all taxes other than taxes of the character described in item (iii) of this Clause (b);

           (vii) provision for all contingency or other reserves, whether general or special;

           (viii) provision for depreciation, obsolescence, amortization and/or depletion of the Public Utility Property of the Company in amounts in the aggregate not less than those actually deducted on its books, provided that such provision shall be in an aggregate amount not less than the Minimum
        Provision for Depreciation as defined in Paragraph I of
        Section 1.07;

provided, however, that there may be included in the amount of Net Earnings Available for Fixed Charges an additional amount (not exceeding 18% of the amount of net earnings derived from the operation of Public Utility Property of the Company determined as provided above in this Paragraph C) equal to the net income of the Company for such period derived otherwise than from the operation of the Public Utility Property of the Company, determined in accordance with sound accounting practice, except that in determining such net income the following items shall be excluded:

          (i) any proceeds of any life insurance policy;


<PAGE 22>
                                   23


         (ii) any gain or loss arising from any sale, abandonment or other disposition of capital assets, and any tax adjustment in connection therewith; and

        (iii) any amount repaid, refunded or credited to the Company, in respect of income or excess profits or other taxes of the Company, paid or accrued for any period, which are imposed on or measured by its income after the deduction of interest charges.

     "If within or after a particular period for which Net Earnings Available for Fixed Charges of the Company is being determined, the Company shall have acquired properties which within six months prior to such acquisition were used or operated in a business similar to that in which they were used or operated or are to be used or operated by the Company, then, in computing Net Earnings Avail-able for Fixed Charges of the Company, the Net Earnings Available for Fixed Charges of such properties for the whole of such period shall be included; provided, however, that in such event if within or after said period, any substantial portion of the properties of the Company shall have been disposed of by the Company, or shall have been permanently retired from service for any reason, or shall have permanently ceased to be used or useful in the business of the Company, and if the Net Earnings Available for Fixed Charges of such properties is capable of being separately determined in accordance with sound accounting practice, then in computing Net Earnings Available for Fixed Charges of the Company, the Net Earnings
Available for Fixed Charges of such properties shall be excluded up to but not exceeding the amount included in the determination of Net Earnings Available for Fixed Charges by reason of properties acquired as provided in this sentence. The Net Earnings Available for Fixed Charges of properties so acquired for the period preceding such acquisition shall be ascertained and determined as provided above in this definition as if such properties had been owned by the Company during the whole of such period.

     "D. Subject to the foregoing provisions of this Section, all determinations of the amounts of Net Income, Net Earnings Available for Fixed Charges and Prior Lien Indebtedness (as defined in Paragraph
E of Section 1.07) pursuant to this Indenture shall be made, and all


<PAGE 23>
                                  24


balance sheets and other financial statements shall be prepared, in accordance with sound accounting practice.

     "F. The term 'Earnings Certificate' shall mean a Certificate of the Company, dated not more than 30 days prior to the date upon which is made the application for the authentication and delivery of Bonds in connection with which such Certificate is delivered, setting forth in reasonable detail:

         (1) The amount of the Net Earnings Available for Fixed
     Charges of the Company, for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the calendar month in which the application for the authentication and delivery of the Bonds is made.

         (2) The aggregate amount of the annual 'Interest Charges on Bonded Indebtedness', which term shall be taken to mean and comprise the annual interest charges on

             (a) all Bonds outstanding hereunder at the date of said Certificate (provided, however, that, in the case of any Bonds which shall at such time be pledged as security for any indebtedness of the Company, the amount of the annual interest charges on such pledged Bonds shall be deemed to be either the amount of the annual interest charges on such indebtedness or the amount of the annual interest charges on such pledged Bonds, whichever shall be greater);

            (b) all Bonds whose authentication and delivery are applied for in such application or in any other pending application; and

            (c) all Prior Lien Indebtedness;
         provided, however, that there shall be excluded from such computation the annual interest charges on any Bond or Prior Lien
         Indebtedness which is to be paid, redeemed or otherwise retired, or which will become Prepaid Indebtedness, prior to or concurrently with the authentication and delivery of the Bonds then applied for.

         (3) 33 1/3% of rentals under leases with an initial term of three years or more payable during the period for which Net


<PAGE 24>
                                25


   Earnings Available for Fixed Charges of the Company were computed, as set forth in Clause (1) of this Paragraph.

         (4) That the amount of Net Earnings Available for Fixed Charges of the Company, set forth as provided by Clause (1) of this Paragraph, is at least equal to two times the sum of (a) the aggregate amount of the annual Interest Charges on Bonded Indebtedness, set forth as provided by Clause (2) of this Paragraph, and (b) the amount of rentals set forth as provided in Clause (3) of this Paragraph.

        (5) That the amount of such Net Earnings Available for Fixed Charges has been computed and ascertained as provided in Paragraphs C and D of this Section.

      "The Company covenants and agrees that if the annual Inter-est Charges on Bonded Indebtedness shall be increased after the date of the Earnings Certificate hereinabove in this Paragraph described, and before the authentication and delivery of the Bonds then applied for, the Company will file with the Trustee a new Earnings Certificate showing the amount of said annual Interest Charges on Bonded Indebtedness as so increased-it being the intention hereof that no Bonds shall be authenticated and delivered under the provisions of Article Four, Five or Six, in any case where an Earnings Certificate is required by said Articles, unless the ratio provided for by Clause (4) of this Paragraph shall have been established with respect to the aggregate amount of the annual Interest Charges on Bonded Indebtedness as constituted at the time of the authentication and delivery of the Bonds then applied for; but, subject to the provisions of Sections 17.02 and 17.03, the Trustee shall be entitled to assume, in the absence of such new Earnings Certificate, that the aggregate amount of the annual Interest Charges on Bonded Indebtedness, as constituted at the time of the authentication and delivery of the Bonds then applied for, is as stated in the Earnings Certificate filed with the Trustee as aforesaid.

      "In any application for the authentication and delivery of Bonds where an Earnings Certificate is required, if the aggregate principal amount of Bonds then applied for plus the aggregate principal amount of Bonds authenticated and delivered since the


<PAGE 25>
                                  26


   commencement of the then current calendar year (other than Bonds with respect to which an Earnings Certificate is not required or with respect to which an Earnings Certificate signed by an Independent Public Accountant appointed by a resolution of the Board and approved by the Trustee has been previously furnished) is
  10% or more of the aggregate principal amount of the Bonds at the time outstanding hereunder, such Earnings Certificate shall be made and signed by an Independent Public Accountant appointed by a resolution of the Board and approved by the Trustee, in addition to being signed by the officers of the Company as required hereunder, but no such Earnings Certificate need be made or signed by any such Independent Public Accountant as to periods not covered by annual reports required to be filed by the Company."

and the acceptance of any Bond of Series U by the holder thereof shall be deemed to constitute a consent to such amendment; provided, however, that such amendment shall not become effective until (a) a further Supplemental Indenture making it effective shall have been executed with the consent of the holders of not less than 75% in principal amount of the Bonds of all Series, including the holders of not less than 60% in principal amount of the Bonds of each Series, at the time outstanding (determined as provided in Section 1.02 of the Original Indenture) other than Bonds of Series L, M,
R, S, T or U and Bonds of any subsequent Series in respect of which the Supplemental Indenture creating the Series provides that the acceptance of any Bond of such Series by the holder thereof shall be deemed to constitute a consent to such amendment, or (b) none of the Bonds of any Series other than Series L, M, R, S, T or U and any such subsequent Series shall be outstanding.

                          ARTICLE FIVE.

    The aggregate principal amount of Bonds of the Company out-standing and presently to be issued and outstanding under the provisions of, and secured by the Indenture, will be $331,940,000 consisting of $9,840,000 principal amount of First Mortgage Bonds, Series L, 10 1/2% due 2000, due March 1, 2000, now outstanding; $8,400,000 principal amount of First Mortgage Bonds, Series M,


<PAGE 26>
                                  27


8.70% due 2006, due September 1, 2006, now outstanding;
$63,700,000 principal amount of First Mortgage Bonds, Series R, 10% due 2017, due July 1, 2017, now outstanding; $20,000,000 principal amount of First Mortgage Bonds, Series S, 9 5/8% due 2019, due July 1, 2019, now outstanding; $130,000,000 principal amount of First Mort-gage Bonds, Series T, 11 1/4% due 1997, due January 15, 1997, now outstanding; and $100,000,000 principal amount of First Mortgage
Bonds, Series U, 9 1/4% due 2000, due September 15, 2000, to be issued pursuant to Article Four of the Original Indenture upon the execution and delivery of this Twenty-Third Supplemental Indenture.

    Additional Bonds of Series M, R, S, T and U and of subsequent series created after the execution and delivery of this Twenty-Third Supplemental Indenture, may, from time to time, be authenticated, delivered and issued pursuant to the terms of the Indenture.

                           ARTICLE SIX.

    The Company covenants and agrees with the Trustee, for the benefit of the Trustee and all the present and future holders of the Bonds and of the coupons, that the Company will pay the principal of, premium, if any, and interest on all Bonds issued or to be issued and secured by the Indenture, as well as all Bonds which may be hereafter issued in exchange or substitution therefor, and will per-form and fulfill all of the terms, covenants and conditions of the Original Indenture, with respect to the additional Bonds to be issued under the Indenture.

                         ARTICLE SEVEN.

    This instrument is executed and shall be construed as an indenture supplemental to the Original Indenture as heretofore supplemented and shall form a part thereof, and the Original Indenture as heretofore supplemented is hereby confirmed.

    The recitals in this Twenty-Third Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall


<PAGE 27>
                                   28


be applicable in respect hereof as fully and with like effect as if set forth herein in full.

     Although this Twenty-Third Supplemental Indenture is dated for convenience and for the purpose of reference as of September 15, 1993, the actual date or dates of execution thereof by the Company and the Trustee are as indicated by their respective acknowledgments hereto annexed.

     In order to facilitate the recording or filing of this Twenty-Third Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                          ARTICLE EIGHT.

                             FIRST

     The following described lots, pieces, or parcels of land acquired by the Company since the execution and delivery of the Twenty-
Second Supplemental Indenture dated as of January 15, 1992, are located in the States and in the Counties designated and hereinafter set forth:

STATE OF TEXAS

  1. Galveston County

     (a) All that certain property situated in Galveston County, Texas, described as follows, to-wit:

Being the surface estate only of a 5.000 acre (217,800 square feet) tract of land out of a 107.486 acre tract in the W. K. WILSON LEAGUE, ABSTRACT 208, Galveston County, Texas; said 107.486 acre tract being that same tract conveyed to Maco Stewart from Galveston Bay Greyhound Racing Association, Ltd., by deed dated September 24, 1991, and recorded under Film Code No. 007-78-1092 in the Official Public Records of Real Property in Galveston County,


<PAGE 28>
                                   29


Texas, said 5.000 acre tract being more particularly described as follows:

    COMMENCING at the Southwest corner of a 5.677 acre tract of land described in said deed recorded under Film Code
No. ###-##-####; said Southwest corner also called to be the South-west corner of said W. K. WILSON LEAGUE, A-208; said Southwest corner bears South 89 Deg. 33 Min. 37 Sec., East, a distance of 14.24 feet from a one-half inch iron rod found in concrete;

THENCE North 00 Deg. 48 Min. 41 Sec., East, along the West line of said 5.677 acre tract and along the West line of said W. K. WILSON LEAGUE, A-208, at 1,148.31 feet past the existing Southeasterly right-of-way line of F. M. Highway 1764 (120 feet wide right-of-way), at 1,307.39 feet past a three-eights inch iron rod found on line, at 1,309.44 feet past the existing Northwesterly right-of-way line of said F. M. Highway 1764, and continuing for a total distance of 1,363.14 feet to a copper coated rod with brass cap set at the Southwest corner and POINT OF BEGINNING of the herein described 5.000 acre tract, said POINT OF BEGINNING also being on the proposed Northwesterly right-of-way line of said F. M. Highway 1764; said POINT OF BEGINNING also being the most Southerly corner of said 107.486 acre tract;

THENCE North 00 Deg. 48 Min. 41 Sec., East, along the Westerly line of said 107.486 acre tract and along the Westerly line of said W. K. WILSON LEAGUE, A-208, a distance of 860.40 feet to a copper coated rod with brass cap set at the Northwest corner of the herein described tract;

THENCE South 89 Deg. 11 Min. 19 Sec., East, a distance of 300.00 feet to a copper coated rod set at the Northeast corner of the herein described tract;

THENCE South 00 Deg. 48 Min. 41 Sec., West, a distance of 591.60 feet to a copper coated rod with brass cap set at the Southeasterly corner of the herein described tract on the Southeasterly line of said
107.486 acre tract, also being the proposed Northwesterly right-of-way line of F.M. Highway 1764;


<PAGE 29>
                                   30


THENCE South 48 Deg. 57 Min. 00 Sec., West, along the Southeasterly line of said 107.486 acre tract and the proposed Northwesterly right-of-way line of F. M. Highway 1764 (being 40.00 feet North-westerly of and parallel with the existing Northwesterly right-of-way line of F. M. Highway 1764) a distance of 402.81 feet to the POINT OF BEGINNING and containing 5.000 acres (217,800 square feet).

    (b) All that certain property situated in Galveston County, Texas, described as follows, to-wit:

THE SURFACE ONLY of part of Lot 12 in Motor Subdivision in
Galveston County, Texas, according to the map thereof recorded in Volume 254, Page 110, in the office of the County Clerk of Galveston County, Texas, and being more particularly described by metes and bounds as follows:

COMMENCING at the most Northerly corner of said Lot 12;

THENCE South 50 degrees 52 minutes West, along the Northwesterly line of said Lot 12, a distance of 37.0 feet to a set 1 inch iron pipe for the PLACE OF BEGINNING of this tract, said point being also on the Southwesterly right of way line of State Highway No. 3;

THENCE South 39 degrees 08 minutes, East, along said Highway, a distance of 247.94 feet to a found 5/8 inch iron rod with aluminum cap for the intersection with the Northwesterly line of F. M. Highway No. 1764;

THENCE South 50 degrees 52 minutes, West, along said Highway No.
1764, a distance of 301.47 feet to a found concrete right of way marker for corner;

THENCE continuing along said Highway, South 87 degrees 52 minutes, West, a distance of 181.43 feet to a found concrete right of way marker for corner;

THENCE in a Southwesterly direction along a curve concave to the left, said curve having a radius of 284.0 feet, an arc length of 205.7 and a chord bearing of South 67 degrees 07 minutes 03 seconds West, a distance of 201.24 feet to a 1 inch iron pipe set for corner;


<PAGE 30>
                                  31


THENCE South 46 degrees 22 minutes West, continuing along said
Highway 1764, a distance of 85.62 feet to a set 1 inch iron pipe for corner;

THENCE continuing along said Highway 1764, South 73 degrees 48 minutes 28 seconds, West, a distance of 228.7 feet to a set 1 inch iron pipe for corner on the Northwesterly line of said Lot 12;

THENCE North 50 degrees 32 minutes East, along the Northwesterly line of said Lot 12, a distance of 935.53 feet to the PLACE OF
BEGINNING and containing 3.1759 acres of land, more or less.

    This conveyance is made and accepted subject to all restrictions, easements, rights-of-way, oil, gas and mineral leases and royalty and mineral conveyances and reservations of record, if any, in the office of the County Clerk of said county.

  2. Robertson County

    UNIT 1:

    The following described 65/345ths undivided interest in proper-ties situated in Robertson County as follows:

         (a) The lands described on Exhibit "A", less and except the lands described on Exhibit "B" attached hereto and made a part hereof (after giving effect to said exception, the "Site");

         (b) The electrical generating plant known as TNP One, Unit 1, as described on Exhibit "C" attached hereto and made a part hereof, on the Site;

         (c) All right, title and interest of Grantor, to the extent attributable to the interests described in (a) and (b) above, in and to all facilities, equipment and personalty of every nature (including, but not limited to, inventory) appurtenant to, used for or in connection with the interests described in (a) and (b) above; and

         (d) All right, title and interest of Grantor, to the extent attributable to the interests described in (a) and (b) above, in and under all easements, permits, licenses, servitudes, rights of way and surface waivers used for or held with respect to the interests described in (a), (b) and (c) above.


<PAGE 31>
                                 32


                               UNIT 1

                            Exhibit "A"

                       PROPERTY DESCRIPTION

The following described tracts of land in fee simple:

    Tract I: Being 2,711.761 acres of land, more or less, lying and being situated in the T. N. Mudd Survey A-229, Joseph Mathers
Survey A-261, T. J. Chambers Survey A-2, L. M. Simons Survey
A-338, A. B. Hannum Survey A-395, A. B. Hannum Survey A-192 and
Conception Charle Survey, Robertson County, Texas.

    Tract II: Being 2.8175 acres of land, more or less, lying and being situated in the T. J. Chambers Survey A-2, Robertson County, Texas and being the same property as described in Deed from Bernard Wilganowski to Project Funding Corporation dated Au-gust 31, 1987 and recorded in Volume 502, Page 618, Public Records of Robertson County, Texas.

    Tract III: Being 14.487 acres of land, more or less, lying and being situated in the Joseph Webb Survey A-51, Robertson County, Texas and being the same property as described in Deed from Irvin Conitz to Project Funding Corporation dated August 1, 1988 and recorded in Volume 517, Page 718, Public Records of Robertson County, Texas.

   Tract IV:

   Part A: Being 2.00 acres of land, more or less, lying and being situated in the John Trudoe Survey A-346, Robertson County, Texas.

   Part B: Being 4.998 acres of land, more or less, lying and being situated in the John Trudoe Survey A-346, Robertson County, Texas.

And being the same property as described in Deed from C. J. Rutten and wife, Aline M. Rutten and M. A. Bayard to Project Funding
Corporation dated July 29, 1988 and recorded in Volume 517, Page
686, Public Records of Robertson County, Texas.

   Tract V: Being 2.00 acres of land, more or less, lying and being situated in the John Trudoe Survey A-346, Robertson County, Texas and being the same property as described in Deed from Thomas A. Towns to Project Funding Corporation dated September 16, 1988 and


<PAGE 32>
                           33


recorded in Volume 520, Page 630, Public Records of Robertson
County, Texas.

     Tract VI: Being 13.039 acres of land, more or less, lying and being situated in the Joseph Webb Survey A-51, Robertson County, Texas and being the same property as described in Deed from B. T. Ables and wife, Maurice Ables to Project Funding Corporation dated September 21, 1988 and recorded in Volume 521, Page 15, Public Records of Robertson County, Texas.

    Tract VII: Being 61.003 acres of land, more or less, out of the
H. Davlin Survey A-125, Robertson County, Texas, and being the same property as described in Deed from M. Kathryn Bellis to Project Funding Corporation, dated October 30, 1987, and recorded in Volume 505, Page 489, Public Records of Robertson County, Texas.
All of said Tracts I through VII being more particularly described by metes and bounds on the pages attached hereto and made a part hereof for all purposes.

TRACT I
               Field Notes for a 2,711.761 Acre Tract
                     T. N. MUDD SURVEY, A-229
                 JOSEPH MATHERS SURVEY, A-261
                   T. J. CHAMBERS SURVEY, A-2
                    L. M. SIMONS SURVEY, A-338
                   A. B. HANNUM SURVEY, A-395
                 CONCEPTION CHARLE CONFLICT
                   A. B. HANNUM SURVEY, A-192
                      Robertson County, Texas

    All that certain tract or parcel of land lying and being situated in Robertson County, Texas, out of and a part of the T. N. Mudd
    Survey, Abstract No. 229, the Joseph Mathers Survey, Abstract
    No. 261, the T. J. Chambers Survey, Abstract No. 2, the L. M.
    Simons Survey, Abstract No. 338, the A. B. HANNUM Survey,
    Abstract No. 395,* and the Conception Charle Conflict, and further being out of and consisting of the following tracts: *the
    A. B. Hannum Survey


<PAGE 33>
                            34


 1. out of a tract described as 170.54 acres in a Deed to M.
    Kathryn Bellis recorded in Volume 455, page 383 (found by re-survey to contain 109.677 acres),

 2. consisting of a tract called 49 acres described in a Deed to Felix Nobra and wife, Lottie Nobra recorded in Volume 435, page
130, and further consisting of a 20.00
    acre tract described in a Contract of Sale from the Veterans Land Board to Felix C. Nobra recorded in
    Volume 435, page 137 (found by re-survey to contain
    69.365 acres),

 3. consisting of a 33.3 acre tract described in a Deed to Marl A. Weimer, III and wife, Jill Goodwin Weimer recorded in Volume 432, page 454, and further consisting of two tracts described as 16.7 acres and
    2.594 acres in a Contract of Sale from the Veterans Land Board to Marl A. Weimer, III recorded in Volume 432, page 446 (found by re-survey to contain 52.592 acres),

 4. consisting of a 17.406 acre tract described in an Option
    Agreement between Floyd B. Kempenski and wife, Rose
    T. Kempenski and Marl A. Weimer, III and wife, Jill
    Goodwin Weimer recorded in Volume 432, page 466
    (found by re-survey to contain 17.406 acres),

 5. consisting of a 49.1 acre tract described as the FIRST TRACT and all of the remainder of an 82 2/3 acre tract described as the SECOND TRACT both in a Deed to Floyd B. Kempenski and wife, Rose T. Kempenski re-corded in Volume 202, page 54, and further consisting of a 50.3 acre tract described in a Deed to Floyd Kempenski recorded in Volume 135, page 285 (found by re-survey to contain 109.058 acres and 1.980 acres),

 6. consisting of a tract called 43 1/2 acres described as TRACT No. 2 in a Deed to Reece Yezak and wife,
    Josephine Yezak recorded in Volume 500, page 183
    (found by re-survey to contain 40.822 acres),

 7. out of a 60 acre tract described in a Deed to Stash Calick recorded in Volume 50, page 637 out of a 50 acre tract


<PAGE 34>
                           35


    described in a Deed to Stash Calick recorded in Volume
    52, page 111, all of a 45.9 acre tract as occupied by Stash Calick and described in a Deed recorded in Volume 59, page 193, and further consisting of a 101.1 acre tract described in a Deed to Stash Calick recorded in Volume
    67, page 470 (found by re-survey to contain 243.125 acres),

  8. consisting of a tract called 199.992 acres described in a Deed to Leland Beckendorff recorded in Volume 434, page 683 (found by re-survey to contain 186.197 acres),

  9. consisting of a 100 acre tract described in a Deed to Sam Yezak and wife, Janie Yezak recorded in Volume 200, page 204, and further consisting of a 99 2/100 acre tract described in a Deed to Sam Yezak and wife, Janie Yezak recorded in Volume 179, page 226 (found by re-survey to contain 204.247 acres),

10. out of a tract called 232 acres described in a Deed to Ruth Cottingham Sorrels recorded in Volume 140, page
    439 (found by re-survey to contain 106.143 acres),

11. out of a tract called 99.8 acres described in the SECOND
    TRACT in a Deed to Richard L. Hailey recorded in Volume 262, page 677 (found by re-survey to contain
    96.654 acres),

12. consisting of a tract called 165.3 acres described in a Deed to Floyd S. Burda recorded in Volume 242, page
    180 (found by re-survey to contain 165.977 acres),

13. consisting of a tract called 271.4 acres described in a Deed to Richard Lee Hailey and wife, Imogene Hailey recorded in Volume 197, page 461 (found by re-survey to contain 230.169 and 43.481 acres),

14. consisting of a tract called 149 acres described in a Deed to Martin Kozak recorded in Volume 93, page 435
    (found by re-survey to contain 151.420 acres),

15. consisting of a tract called 25 acres described in a Deed to Sandra Handot recorded in Volume 296, page 263
    (found by re-survey to contain 25.0265 acres),


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                          36


16. consisting of a tract called 25 acres described in a Deed to William Zeno recorded in Volume 467, page 488
    (found by re-survey to contain 25.0265 acres),

17. consisting of a tract called 29 acres described in a Deed to Johnnie Mae Edwards recorded in Volume 204, page
    346 (found by re-survey to contain 28.774 acres),

18. consisting of a tract called 272.57 acres described in a Deed to G. H. Ingram, Jr. recorded in Volume 207, page
    382 (found by re-survey to contain 273.463 acres),

19. out of a tract called 20 acres described in a Deed to Calvin Joe Boyd and wife Debra Ann Boyd recorded in
    Volume 394, page 127 (found by re-survey to contain
    20.015 acres),

20. consisting of a tract described in a Deed to Modern
    Homes Construction Company, a Florida Corporation, recorded in Volume 205, page 609 (found by re-survey to contain 1.012 acres),

21. consisting of a tract described as 11.0135 acres in a Deed to Melvin E. Wickham and wife, Carole J. Wickham recorded in Volume 431, page 241, and further consisting of a tract described as 22.027 acres in a Deed to Melvin E. Wickham and wife, Carole J. Wickham re-corded in Volume 431, page 250 (found by re-survey to contain a total of 33.0384 acres),

22. consisting of a tract described as three tracts totalling
    55.0675 acres in a Deed to Edward Kuciemba recorded in Volume 463, page 734 (found by re-survey to contain
    55.0683 acres),

23. consisting of a tract called 75.65 acres described in a Deed to Henry Hoblinski recorded in Volume 53, page
    524 (found by re-survey to contain 74.409 acres),

24. consisting of a 63 acre tract and an 87 acre tract described in a Quit Claim Deed to W. T. Hailey recorded in
    Volume 155, page 268, and a tract occupied by W. T.
    Hailey called 68 acres and described in a Deed to Buck


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                                 37


    Beal recorded in Volume 32, page 34 (found by re-survey to contain 227.147 acres),

25. consisting of a tract called 50.5 acres described in a Deed to Dawson D. Weatherford recorded in Volume
    393, page 337 (found by re-survey to contain 50.529 acres),

26.  consisting of a tract called 60 acres described as TRACT
     FIVE in a Deed to Southwest Agricorp Inc. recorded in Volume 498, page 57 (found by re-survey to contain
     59.837 acres).

27. consisting of a tract called 11.5 acres described as the SECOND TRACT in a Deed to Fannie Garrett recorded in Volume 128, page 177 (found by re-survey to contain
     12.918 acres), and further

28. consisting of a tract called 6/10 of an acre described in a Deed to J. R. Mullins and wife Pearlie Mullins recorded in Volume 499, page 165 (found by re-survey to contain
     0.61 of an acre) all of the above Deeds being in the Deed Records of Robertson County, Texas, said tract or parcel of land herein described as follows:

BEGINNING at a found 5/8" steel rod at a fence corner in the South line of the Hugh Davlin Survey for the North East corner of the T. N. Mudd Survey, said corner further being the Eastern most North East corner of the above mentioned M. Kathryn
Bellis 170.54 acre tract;

THENCE along the East line of the T. N. Mudd Survey S 33 degrees 01'
27" E 1576.71 feet to a found 4"x4" petrified rock at a fence corner for the South East corner of the said Bellis 170.54 acre tract, S 33 degrees 20' 50" E 490.28 feet along a fence to a found steel rod, and S 33 degrees 38' 22" E 30.71 feet to a found steel rod at a fence corner for the North East corner of the above mentioned Floyd Kempenski 49.1 acre tract, S 32 degrees 14' 34" E 3863.68 feet to a set steel rod at a fence corner for the South East corner of the above mentioned Floyd Kempenski 50.3 acre tract, and S 32 degrees 12'49" E 2269.45 feet to a x-tie at a fence corner for the South East corner of the above mentioned Sam Yezak 99.02 acre tract;


<PAGE 37>
                               38


THENCE N 60 degrees 44' 19" E 30.42 feet to a x-tie at a fence corner for a corner of the above mentioned Ruth Cottingham Sorrels
232 acre tract;

THENCE S 28 degrees 54' 44" E 666.77 feet along a fence on the East side of an abandoned lane to a set steel rod for an interior corner of the said Sorrels tract and for the South West corner of the Sam Yezak 97 acre tract;

THENCE N 57 degrees 21' 26" E 13.09 feet along a fence for the North line of the said Sorrels tract to a set steel rod in the East line of the T. N. Mudd Survey;

THENCE S 32 degrees 38' 58" E 1677.06 feet along the East line of the T.
N. Mudd Survey to a point for the South East corner of the T. N.
Mudd Survey and for the South East corner of the herein described tract, said corner further being N 32 degrees 38' 58" W 8.01 feet from the North West corner of the Tidwell Prairie Cemetery tract;

THENCE S 56 degrees 56'17" W 1010.46 feet along the South line of the
T. N. Mudd Survey to a point of intersection in a fence line for the occupied North line of the Richard Hailey 2.6 acre tract described in the SECOND TRACT in the above mentioned Deed to Hailey recorded in Volume 262, page 677 of the Deed Records of Robertson County, Texas;

THENCE along the said fence for the occupied line between the Hailey 2.6 acre tract and the Sorrels 232 acre tract S 63 degrees 17'46" W 215.77 feet, S 73 degrees 21' 42" W 289.60 feet, S 56 degrees 31' 38" W
193.26 feet, and S 57 degrees 06' 58" W 287.03 feet to a 4" corner post at a fence corner for the South West corner of the Sorrels 232 acre tract and for an angle corner of the herein described tract;

THENCE along a fence S 53 degrees 07' 17" W 872.50 feet, and S 54 degrees 36'28" W 764.72 feet to a 30' Post Oak tree at a fence corner in the West line of the Richard Hailey 99.8 acre tract;

THENCE S 33 degrees 59' 57" E 16.11 feet along the West line of the said Richard Hailey 99.8 acre tract to a point in the South line of the T. N. Mudd Survey for the South West corner of the said 99.8 acre tract and for a corner of the herein described tract;

THENCE S 56 degrees 56' 17" W 2611.34 feet along the South line of the
T. N. Mudd Survey to a point in a fence line;


<PAGE 38>
                             39


THENCE along a fence for the occupied South line of the above mentioned Richard Hailey 271.4 acre tract S 57 degrees 16'59" W 525.79 feet, S 54 degrees 51'52" W 370.06 feet, and S 58 degrees 27'39" W 918.69 feet to a set steel rod at a fence corner in the East line of the Joan Lutz, et. al. 20 acre tract for a corner of the herein described tract, said corner further being in the East line of the Conception Charle Conflict;

THENCE N 32 degrees 12'36" W 597.55 feet along a fence to a set steel rod at a fence corner for the North East corner of the said Lutz
20 acre tract and for an interior corner of the herein described tract;

THENCE S 58 degrees 15' 54" W 1063.55 feet along a fence to a x-tie at a fence corner for the North West corner of the said Lutz 20 acre tract;

THENCE S 57 degrees 41'05" W 413.61 feet along the South line of the above mentioned Fannie Corrett 11.5 acre tract to a set steel rod for the South West corner of the said 11.5 acre tract, said corner further being in the East line of the above mentioned Southwest Agricorp, Inc. 60 acre tract;

THENCE S 30 degrees 08'30" E 23.47 feet along the East line of the said Southwest Agricorp, Inc. 60 acre tract to a set steel rod for the South East corner of the same;

THENCE along a fence for the occupied South line of the said
Southwest Agricorp, Inc. 60 acre tract S 58 degrees 52'44" W 1125.00 feet, S 58 degrees 08'55" W 786.90 feet, and S 56 degrees 46'13" W 271.87 feet
to a set steel rod in the East Right of Way line of the Southern
Pacific Railroad for the South West corner of the said 60 acre tract and for the South West corner of the herein described tract;

THENCE along the East Right of Way line of the Southern Pacific Railroad as follows:
    1. N 29 degrees 06'39" W 2860.59 feet to a point for a corner,
    2. N 60 degrees 53'21" E 47.50 feet to a point for a corner,
    3. N 29 degrees 06'39" W 2773.90 feet to a point at the beginning of a curve,


<PAGE 39>
                                    40


    4. along a curve to the right with a radius of 6775.55 feet and a chord bearing N 27 degrees 51' 32" W 296.77 feet to the end of the curve,

    5. N 26 degrees 36' 04" W 2996.68 feet to a point at the beginning of a curve,

    6. along a curve to the right with a radius of 5598.34 feet and a chord bearing N 20 degrees 50'56" W 1122.20 feet to a set, steel rod at the North West corner of the above mentioned
       G. H. Ingram, Jr. 272.57 acre tract for the North West corner of the herein described tract;

THENCE along the center of a public road N 57 degrees 23' 58" E
4549.06 feet to a point of intersection with another public road from the South for the North East corner of the above mentioned
Edward Kuciemba 55.0675 acre tract, said corner further being the North West corner of the above mentioned Leland Beckendorff 199.992 acre tract, and said corner further being in the North line of the T. N. Mudd Survey;

THENCE along the North line of the said Beckendorff tract N 57 degrees 08'57" E 1233.50 feet, and N 57 degrees 13'5" E 609.69 feet to a found steel pipe at a fence corner for the Northern most North East corner of the said Beckendorff tract, said corner further being the North West corner of the above mentioned Reece Yezak 43 1/2 acre tract, said corner further being in the North line of the T. N. Mudd Survey;

THENCE N 57 degrees 28'49" E 4369.72 feet along the North line of the
T. N. Mudd Survey to the place of BEGINNING and containing
2,711.761 acres of land, more or less.

             Field Notes for a 2.8175 Acre Tract
                T. J. CHAMBERS SURVEY, A-2
                  Robertson County, Texas

TRACT II:
   All that certain tract or parcel of land lying and being situated in Robertson County, Texas, out of and a part of the T. J. Chambers Survey, Abstract No. 2, and further being out of a 36.445 acre tract described in a Deed to Bernard Wilganowski and wife,


<PAGE 40>
                              41


Shirley Wilganowski recorded in Volume 408, page 510 of the Deed Records of Robertson County, Texas, said tract or parcel of land herein described as follows:

COMMENCING at a found steel pipe in the East Right of Way line of State Highway 6 for the North West corner of the said
Wilganowski 36.445 acre tract;

THENCE along the East Right of Way line of State Highway 6 S
08 degrees 11' 44" E 774.41 feet to a concrete Right of Way monument, and S 7 degrees 49'19" E 223.43 feet to a set steel rod for the PLACE OF BEGINNING and for the North West corner of the herein described tract;

THENCE along the North line of the herein described tract N 54 degrees 54'53" E 8.20 feet to a set steel rod at the beginning of a curve to the left, along the curve with a radius of 325.00 feet and a long chord bearing N 48 degrees 25' 41" E 73.43 feet to a set steel rod at the end of the curve, N 41 degrees 56'28" E 375.72 feet to a set steel rod at the beginning of a curve to the right, along the curve to the right with a radius of 1220.92 feet and a long chord bearing N 44 degrees 46' 05" E 120.43 feet to a set steel rod in the West Right of Way line of the Southern Pacific Railroad;

THENCE S 26 degrees 36'04" E 209.52 feet along the West Right of
Way line of the Southern Pacific Railroad to a set steel rod for the South East corner of the herein described tract;

THENCE along the South line of the herein described tract along a curve to the left with a radius of 1020.92 feet and a long chord bearing S 43 degrees 09'52" W 43.65 feet to a set steel rod at the end of the curve, S 41 degrees 56'28" W 375.72 feet to a set steel rod at the beginning of a curve to the right, along the curve to the right with a radius of 525 feet and a long chord bearing S 48 degrees 25'41"
W 118.62 feet to a set steel rod at the end of the curve, and S 54 degrees 54'53" W 110.92 feet to a set steel rod in the East Right of Way line of State Highway 6 for the South West corner of the herein described tract;

THENCE N 07 degrees 54' 01" W 224.84 feet along the East Right of
Way line of State Highway 6 to the PLACE OF BEGINNING and containing 2.8175 acres of land, more or less.


<PAGE 41>
                                   42


                 Field Notes for a 14.487 Acre Tract
                    JOSEPH WEBB SURVEY, A-51
                       Robertson County, Texas

TRACT III:

    All that certain tract or parcel of land lying and being situated in Robertson County, Texas, out of and a part of the Joseph Webb
    Survey, Abstract No. 51, and further being the same tract of land described as 14.6 acres in a Deed to Irvin Conitz recorded in Volume 171, page 224 of the Deed Records of Robertson County,
    Texas, said tract or parcel of land herein described as follows:

    BEGINNING at a found steel rod in the bend of a public road at a South West interior corner of a 1,162.950 acre tract described in a Deed to C. J. Rutten recorded in Volume 273, page 544 of the Deed Records of Robertson County, Texas for the North East corner of the said Conitz tract, said corner further being the North East corner of the Joseph Webb Survey;

    THENCE S 33 degrees 24'43" E 1110.97 feet along the center of the said public road to a found steel rod at a fence corner at the outside bend of the said road for a corner for the Southern most South West corner of the said Rutten 1,162.95 acre tract, said corner further being the North West corner of the A. J. Hensley Survey, A-20;

    THENCE S 32 degrees 33'12" E 632.77 feet generally along a fence for the East line of the Conitz tract to a set steel rod in a gulley for the South East corner of the herein described tract;

    THENCE S 57 degrees 30' 24" W 367.23 feet partially along a fence on the North side of a gulley to a set steel rod near a fence corner for the South West corner of the herein described tract;

    THENCE N 32 degrees 33' 12" W 1743.60 feet along the West line of the said Conitz tract as marked by a fence to a point in the above mentioned public road for the North West corner of the herein described tract, from which a found steel pipe at a fence corner bears S 32 degrees 33' 12" E 18.32 feet;


<PAGE 42>
                                   43


     THENCE N 57 degrees 30' 24" E 350.58 feet along the said public road to the place of BEGINNING and containing 14.487 acres of land, more or less.

                  Field Notes for a 2.000 Acre Tract
                      JOHN TRUDOE SURVEY, A-346
                       Robertson County, Texas

TRACT IV:
PART A:

     All that certain tract or parcel of land lying and being situated in Robertson County, Texas, out of the John Trudoe Survey,
     Abstract No. 346, and further being out of the South East corner of a 48.587 acre tract described as TRACT No. 13 in a Deed to M.
     A. Bayard recorded in Volume 495, page 466 of the Deed Records of Robertson County, Texas, said tract or parcel of land herein described as follows:

     BEGINNING at a found steel rod at a fence corner in the North line of a public road for the South East corner of the said Bayard
     48.587 acre tract for the South East corner of the herein described tract, said corner further being the South West corner of
     31.307 acre tract described in a Deed to Joseph A. Smith re-corded in Volume 413, page 289 of the Deed Records of Robert-son County, Texas;

     THENCE S 56 degrees 02'28" W 295.16 feet along the South line of the said 48.587 acre tract and the North line of the public road to a set steel rod for the South West corner of the herein described tract;

     THENCE N 33 degrees 55'23" W 295.16 feet to a set steel rod for the North West corner of the herein described tract;

     THENCE N 56 degrees 02'28" E 295.16 feet to a set steel rod in the East line of the said 48.587 acre tract for the North East corner of the herein described tract;

     THENCE S 33 degrees 55'23" E 295.16 feet along a fence for a common line between the said Bayard 48.587 acre tract and the Smith
     31.307 acre tract to the place of BEGINNING and containing
     2.000 acres of land, more or less.


<PAGE 43>
                                   44


                  Field Notes for a 4.998 Acre Tract
                   JOHN TRUDOE SURVEY, A-346
                    Robertson County, Texas

TRACT IV:
PART B:

    All that certain tract or parcel of land lying and being situated in Robertson County, Texas, out of and a part of the John Trudoe
    Survey, Abstract No. 346 and further being out of a tract called
    10.00 acres described as TRACT 9 in a Deed to M. A. Bayard recorded in Volume 495, page 456 of the Deed Records of Robertson County, Texas, said tract or parcel of land herein described as follows:

    BEGINNING at a found steel rod in the West line of a 40' road for the North East corner of the said 10.00 acre tract for the North East corner of the herein described tract, said corner further being the South East corner of a 16.312 acre tract described as TRACT 10 in the above mentioned Deed;

    THENCE S 33 degrees 09'16" E 323.02 feet along the West line of the said 40' road to a found steel rod for the South East corner of the herein described tract, from which a found steel rod at the intersection of the West line of the 40' road with the North line of a public road bears S 33 degrees 09' 16" E 326.42 feet;

    THENCE S 57 degrees 30'45" W 670.49 feet to a found steel rod in the West line of the said 10.00 acre tract for the South West corner of the herein described tract;

    THENCE N 34 degrees 27' 00" W 323.12 feet along a fence to a found steel rod for the North West corner of the said 10.00 acre tract and for the North West corner of the herein described tract;

    THENCE N 57 degrees 30' 24" E 677.80 feet along the common line between the said 10.00 acre tract and the 16.312 acre tract to the place of BEGINNING and containing 4.998 acres of land, more or less.

    EXCEPTIONS OF RECORD AFFECTING THE PROPERTY CONVEYED BY THE
FOREGOING
TRACT IV, PART NOS.  A AND B:


<PAGE 44>
                               45


      1. Easement from Ben C. Love, et al to Lone Star Gas
Company, dated October 24, 1928, recorded in Volume 93, page
581, Deed Records of Robertson County, Texas.

      2. Easement from Ben C. Love, et al to Humble Pipe Line
Company, dated May 15, 1946, recorded in Vol. 141, Page 489,
Deed Records of Robertson County, Texas.

      3. Easement from Ben C. Love, et al to Texas Pipe Line
Company, dated October 29, 1946, recorded in Vol. 145, Page
531, Deed Records of Robertson County, Texas.

      4. Easement from Ben C. Love, et al to Sinclair Pipe Line
Company, dated April 21, 1947, recorded in Vol. 149, Page 53,
Deed Records of Robertson County, Texas.

      5. Easement from Clara C. Love, et al to Humble Pipe Line
Company, for Rectifier Unit, dated February 16, 1968, recorded in Vol. 239, Page 251, Public Records of Robertson County,
Texas.

      6. Easement from Alan C. Love, et al to Humble Pipe Line
Company, for Rectifier Unit, dated February 16, 1968, recorded in Vol. 239, Page 341, Public Records of Robertson County,
Texas.

      7. Subject to unrecorded Navasota Valley Electric Co-op,
Inc. power line easements.

      8. Right-of-Way Agreement dated October 22, 1969, from Alan C. Love et al to Diamond Shamrock Corporation, recorded in Vol. 253, Page 281, Public Records of Robertson County, Texas; assigned to Diamond Chemicals Company at Vol. 479, Page 580, Public Records of Robertson County, Texas.

      9. Right-of-Way Agreement dated October 22, 1969, from Clara C. Love, et al to Diamond Shamrock Corporation, recorded in Vol. 252, Page 632, Public Records of Robertson County, Texas; assigned to Diamond Chemicals Company, at Vol. 479, Page 580, Public Records of Robertson County, Texas.

     10. Mineral Deed dated March 28, 1984, from C. J. Rutten et ux, et al to C. Bert Dickens, et al, recorded in Vol. 431, Page 394, Public Records of Robertson County, Texas, conveying 1/2 of the


<PAGE 45>
                                     46


       oil, gas and other minerals; Correction Mineral Deed dated Au-gust 9, 1985, from C. J. Rutten et ux and L. M. Lowrey, Trustee to C. Bert Dickens, et al, recorded in Vol. 464, Page 283, Public Records of Robertson County, Texas, conveying 1/2 of oil, gas and other minerals including, coal and lignite; Mineral Deed dated February 17, 1986, from C. Bert Dickens to Mauriene Dickens, recorded in Vol. 480, Page 155, Public Records of Robertson County, Texas. Mineral Deed dated January 21, 1988, from L. M. Lowrey, Trustee to C. J. Rutten, recorded in Vol. 509, Page 640, Public Records of Robertson County, Texas.

          11. Coal and Lignite Lease dated April 18, 1977, from C. J. Rutten et al to Phillips Coal Company, for a primary term of 25 years, recorded in Vol. 318, Page 471, Public Records of Robertson County, Texas.

          12. Subject to a 20' Utility Easement along an roads.

          13. Coal Lease dated December 5, 1977, from Elwood 0.
       Jahns and Janice Kirkland to Phillips Coal Company, for a primary term of 25 years, recorded in Vol. 332, Page 606, Public Records of Robertson County, Texas.

                  Field Notes for a 2.000 Acre Tract
                     JOHN TRUDOE SURVEY, A-346
                      Robertson County, Texas

TRACT V:

    All that certain tract or parcel of land lying and being situated in Robertson County, Texas, out of the John Trudoe Survey, Abstract No. 346, and further being out of the South West corner of a 25.00 acre tract of land described in a Deed to Thomas A.
    Towns recorded in Volume 505, page 455 of the Deed Records of Robertson County, Texas, said tract or parcel of land herein described as follows:

    BEGINNING at a found steel rod at a fence corner in the North line of a public road for the South West corner of the Towns
    25.00 acre tract and for the South West corner of the herein described tract;


<PAGE 46>
                                    47


     THENCE N 33 degrees 50' 22" W 417.60 feet along a fence for the West line of the Towns 25.00 acre tract to a set steel rod for the North West corner of the herein described tract;

     THENCE N 57 degrees 57' 04" E 208.71 feet to a set steel rod for the North East corner of the herein described tract;

     THENCE S 33 degrees 50' 22" E 417.60 feet to a set steel rod in the North line of the before mentioned public road for the South
     East corner of the herein described tract;

     THENCE S 57 degrees 57'04" W 208.71 feet along the North line of the said public road to the place of BEGINNING and containing
     2.000 Acres of land, more or less.

                 Field Notes for a 13.039 Acre Tract
                     JOSEPH WEBB SURVEY, A-51
                     Robertson County, Texas
TRACT VI:

    All that certain tract or parcel of land lying and being situated in Robertson County, Texas, out of and a part of the Joseph Webb Survey, Abstract No. 51 and further being the same tract of land called 14 acres described in a Deed to B. T. Ables recorded in Volume 241, page 310 of the Deed Records of Robertson County,
    Texas, said tract or parcel of land herein described as follows:

   BEGINNING at a set steel rod on the South edge of a public road at the intersection of the North line of the Joseph Webb Survey with the East Right of Way line of the Southern Pacific Railroad for the North West corner of the said Ables tract and for the North West corner of the herein described tract;
    THENCE N 57 degrees 30'24" E 194.44 feet along the North line of the Ables tract to a set steel rod in the South edge of the said public road for the North East corner of the herein described tract;
    THENCE S 32 degrees 29'36" E 1775.97 feet along a common line between this Ables tract and another B. T. Ables 14 acre tract (241-307) to a set steel rod in a fence line for the South East corner of the herein described tract, said corner being in the North line of the B. T. Ables 20 acre tract;


<PAGE 47>
                                   48


    THENCE S 57 degrees 30'59" W 460.38 feet along a fence to a set steel rod in the East Right of Way line of the Southern Pacific Railroad for the South West corner of the herein described tract;

    THENCE along the East Right of Way line of the Southern Pacific Railroad as follows:

         1. along a curve to the left with a radius of 2946.84 feet and a chord bearing N 19 59' 02" W 361.99 feet to a point at the end of the curve,

         2.  N 23 degrees 30'19"  W 433.30 feet to a point for a corner,

         3. S 66 degrees 29'41" W 37.00 feet to a point for a corner, and

         4. N 23 degrees 30'19" W 1001.03 feet to the place of BEGINNING and containing 13.039 acres of land, more or less.

                         61.003 Acres
                   HUGH DAVLIN SURVEY, A-125
                    Robertson County, Texas

TRACT VII:

    All that certain tract or parcel of land lying and being situated in Robertson County, Texas, out of and a part of the Hugh Davlin
    Survey, Abstract No. 125, and further being out of a tract described as 170.54 acres and consisting of a 2 acre roadway both described in a Deed to M. Kathryn Bellis recorded in Volume 455, page 383 of the Deed Records of Robertson County, Texas, said tract or parcel of land herein described as follows:

    BEGINNING at a set steel rod in the intersection of the West line of the said Bellis tract as marked by a fence with the South line of the Hugh Davlin Survey for the South West corner of the herein described tract, said corner further being the South East corner of the Reece Yezak 40 acre tract as described in a Deed recorded in Volume 500, page 183 of the Deed Records of Robertson County, Texas;

    THENCE along a fence for the West line of the said Bellis tract N 32 degrees 55'16" W 191.56 feet, and N 32 degrees 26'03" W 682.17 feet to a set steel rod at a fence corner for the South East corner of the


<PAGE 48>
                              49


above mentioned 2 acre roadway, and for the North East corner of the Reece Yezak tract;

THENCE S 57 degrees 32'43" W 2008.85 feet along a fence to a point in the East line of a public road for a corner;

THENCE N 30 degrees 19'43" W 44.56 feet along the East line of the public road to a point for a corner;

THENCE N 57 degrees 28'31" E 2005.01 feet along a fence to a found steel rod at a fence corner for the North East corner of the 2 acre roadway, said corner further being in the West line of the Bellis
170.54 acre tract;

THENCE N 31 degrees 54' 06" W 809.56 feet along a fence to a x-tie at a fence corner for the North West corner of the Bellis 170.54 acre tract;

THENCE N 56 degrees 02' 12" E 320.57 feet generally along a fence to a point in a creek for a corner of the herein described tract;

THENCE along the meanders of the creek as follows:
    S 68 degrees 48' 15" E 101.04 feet,
    S 78 degrees 18' 12" E 280.96 feet,
    N 77 degrees 51' 25" E 193.15 feet,
    N 79 degrees 42' 23" E 156.36 feet,
    N 78 degrees 48' 41" E 518.91 feet,
    S 85 degrees 50' 54" E 262.44 feet, and
    S 72 degrees 33' 28" E 635.17 feet to a point for a corner;

THENCE S 32 degrees 10'11" E 502.74 feet to a set steel rod in the South line of the Hugh Davlin Survey for the South East corner of the herein described tract, from which a found steel rod at a fence corner for the North East corner of the T. N. Mudd Survey bears N 57 degrees 28' 49" E 1012.00 feet;

THENCE S 57 degrees 28' 49" W 2013.98 feet along the South line of the Hugh Davlin Survey to the place of BEGINNING and containing
61.003 acres of land, more or less.


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                              50


                            UNIT 1
                          Exhibit "B"

           Field Notes for UNIT 2 7.466 Acre Tract
                 T. N. MUDD SURVEY, A-229
             JOSEPH MATHERS SURVEY, A-261
                   Robertson County, Texas

All that certain tract or parcel of land lying and being situated in Robertson County, Texas, out of and a part of the T. N. Mudd
Survey, Abstract No. 229, and the Joseph Mathers Survey,
Abstract No. 261, and further being out of a 2711.761 acre tract described in a Deed of Trust from Project Funding Corporation to Donald H. Snell, Trustee recorded in Volume 507, page 291 of the Deed Records of Robertson County, Texas, said tract or parcel of land herein described as follows:

BEGINNING at a point for the Eastern most corner of the herein described tract from which a 5/8" steel rod at the North East corner of the T. N. Mudd Survey bears N 19 degrees 26'31" E 7957.13 feet;

THENCE S 43 degrees 04'00" W 175.00 feet to a point for a corner;

THENCE N 46 degrees 56'00" W at 470.00 feet pass the 2-W baseline and at a total distance of 1234.83 feet to a point for a corner;

THENCE N 43 degrees 04' 00" E 20.00 feet to a point for a corner;

THENCE N 46 degrees 56' 00" W 148.03 feet to a point for an angle corner;

THENCE S 30 degrees 04' 00" W 177.26 feet to a point for a corner;

THENCE N 09 degrees 56' 00" W 393.33 feet to a point for a corner;

THENCE N 80 degrees 04' 00" E 130.70 feet to a point for a corner;

THENCE S 09 degrees 56' 00" E 73.99 feet to a point for an angle corner;

THENCE S 46 degrees 56' 00" E 161.09 feet to a point for a corner;

THENCE W 43 degrees 04' 00" E 20.00 feet to a point for a corner;

THENCE S 46 degrees 56' 00" E 270.00 feet to a point for a corner;

THENCE S 43 degrees 04' 00" W 20.00 feet to a point for a corner;


<PAGE 50>
                                  51


     THENCE S 46 degrees 56"00" E 1234.83 feet to the place of beginning and containing 7.466 acres of land, more or less.

                               UNIT 1

                             Exhibit "C"

     The electrical generating plant which is located on the Site, having a nominal rating of 150 MW that burns lignite, coal or natural gas as fuel in a circulating fluidized combustion process.


Robertson County

     UNIT 2:

     The following described 75.75/288.5ths undivided interest in properties situated in Robertson County as follows:

         (a) The lands described on Exhibit "A" attached hereto and made a part hereof (the "Site");

         (b) The electrical generating plant known as TNP One, Unit 2, as described on Exhibit "B" attached hereto and made a part hereof, on the Site;

         (c) All right, title and interest of Grantor, to the extent attributable to the interests described in (a) and (b) above, in and to all facilities, equipment and personalty of every nature (including, but not limited to, inventory) appurtenant to, used for or in connection with the interests described in (a) and (b) above; and

         (d) All right, title and interest of Grantor, to the extent attributable to the interests described in (a) and (b) above, in and under all easements, permits, licenses, servitudes, rights of way and surface waivers used for or held with respect to the interests described in (a), (b) and (c) above.


<PAGE 51>
                              52


                            UNIT 2

                         Exhibit "A":

            Field Notes for UNIT 2 7.466 Acre Tract
                  T. N. MUDD SURVEY, A-229
                JOSEPH MATHERS SURVEY, A-261
                    Robertson County, Texas

All that certain tract or parcel of land lying and being situated in Robertson County, Texas, out of and a part of the T. N. Mudd
Survey, Abstract No. 229, and the Joseph Mathers Survey,
Abstract No. 261, and further being out of a 2711.761 acre tract described in a Deed of Trust from Project Funding Corporation to Donald H. Snell, Trustee recorded in Volume 507, page 291 of the Deed Records of Robertson County, Texas, said tract or parcel of land herein described as follows:
BEGINNING at a point for the Eastern most corner of the herein described tract from which a 5/8" steel rod at the North East corner of the T. N. Mudd Survey bears N 19 degrees 26' 31" E 7957.13 feet;

THENCE S 43 degrees 04' 00" W 175.00 feet to a point for a corner;

THENCE N 46 degrees 56' 00" W at 470.00 feet pass the 2-W baseline and at a total distance of 1234.83 feet to a point for a corner;

THENCE N 43 degrees 04' 00" E 20.00 feet to a point for a corner;

THENCE N 46 degrees 56' 00" W 148.03 feet to a point for an angle corner;

THENCE S 30 degrees 04' 00" W 177.26 feet to a point for a corner;

THENCE N 09 degrees 56' 00" W 393.33 feet to a point for a corner;

THENCE N 80 degrees 04' 00" E 130.70 feet to a point for a corner;

THENCE S 09 degrees 56' 00" E 73.99 feet to a point for an angle corner;

THENCE S 46 degrees 56' 00" E 161.09 feet to a point for a corner;

THENCE W 43 degrees 04' 00" E 20.00 feet to a point for a corner;

THENCE S 46 degrees 56' 00" E 270.00 feet to a point for a corner;

THENCE S 43 degrees 04' 00" W 20.00 feet to a point for a corner;


<PAGE 52>
                                 53


    THENCE S 46 degrees 56' 00" E 1234.83 feet to the place of beginning and containing 7.466 acres of land, more or less.

                              UNIT 2

                            Exhibit "B"

    The electrical generating plant which is located on the Site, having a nominal rating of 150 MW that burns lignite, coal or natural gas as fuel in a circulating fluidized combustion process.

                              SECOND

                    ELECTRIC TRANSMISSION SYSTEM

    All electric transmission lines acquired by the Company since the execution and delivery of the Twenty-Second Supplemental In-denture, dated as of January 15, 1992, to the Original Indenture, including towers, poles, pole lines, wires, switch racks, switch-boards, insulators and other appliances and equipment and all other property forming a part thereof or pertaining thereto, and all service lines extending therefrom; together with all real property, rights of way, easements, permits, privileges, franchises and rights over or relating to the construction, maintenance or operation thereof, through, over, under, or upon any private property or in the public streets or highways within as well as without the corporate limits of any municipal corporation including without limitation, those situate as follows:

A. State of New Mexico

     1.  Eddy County

        One-third share of cost of major improvements, feed water control, spare PT, wave trap, and filter resistors at the HVDC Tie.

     2. Grant County

        (a) LCB II relaying for the #3 115 KV transmission line at the Hidalgo Substation.

        (b) LCB II relaying for the # 3 115 KV transmission line at the Turquoise Substation.


<PAGE 53>
                               54


B. State of Texas

     1. Bosque County
        Frequency Deviation Recorder at the Olsen Substation.

     2. Bosque County, Hamilton County
        Re-insulate the Olsen-Jonesboro 69 KV line for 138 KV.

     3. Brazoria County
        Purchase material for rebuilding the West Columbia Main-
        Phillips #3 69 KV line to 138 KV.

     4. Clifton
        Capitalize deferred FIS facilities charges.

     5. League City
        Purchase ROW and material to build the South Shore 138
        KV transmission line.

     6. Lewisville
        (a) Obtain CCN for Lakepointe-TI 138 KV line.
        (b) Frequency Deviation Recorder at Highlands Station.
        (c) Capitalize deferred FIS facilities charges.

     7. Pecos
        Capitalize deferred FIS facilities charges.

     8. Robertson County
        TNP One Unit Two generating plant.


<PAGE 54>
                                   55


       9. Silver City
          Capitalize deferred FIS facilities charges.

      10. Texas City
          (a) Replace static wires on 69 KV transmission lines.
          (b) Capitalize deferred FIS facilities charges.
          (c) Install gang switches and bus work at GAF Station.

      11. Ward County
          Air switch in IH-20 to Wickett 138 KV line.

                                 THIRD

                              SUBSTATIONS

    All the substations and the switching stations acquired by the Company since the execution and delivery of the Twenty-Second Supplemental Indenture, dated as of January 15, 1992, to the Original Indenture for transforming, distributing or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, insulators, appliances, equipment and all other property, real or personal, forming a part of or pertaining to or used, occupied or enjoyed in connection with any of such substations and switching stations, including without limitation, those situate as follows:

A. State of New Mexico

    1. Grant County
       Regulators on 23 KV distribution circuits.

    2. Lincoln County
       Rebuild Sierra Blanca 12.5-4 KV Substation.

B. State of Texas

    1. Alvin
       Replacement of two 15 KV circuit breakers.

    2. Fort Stockton

      (a) Install shielding and arresters in the Downtown
          Substation.

      (b) Installation of SEL relay at 16 St. Substation.



<PAGE 55>
                               56


   3. Glen Rose
      Build #3 69-22 KV Substation.

   4. Hamilton
      Replace transformer and rebuild Hamilton City 4 KV Sub-station to 22 KV.

   5. League City

      (a) One UPS system for the Dispatch Center Building.
      (b) Purchase material for the construction of the South
          Shore Substation.
      (c) Communications equipment, radios, antenna, and towers for the Dispatch Center Building.
      (d) Install one 12/16/20 MVA, 138-12.5 KV transformer at the Magnolia Substation.

   6. Lewisville

      (a) Purchase two 15 KV breakers for the TI Substation.
      (b) One 25/33/42/47 MVA, 138-12.5 KV transformer at the
          West Substation in the West position.
      (c) Install SCADA equipment and under frequency relaying in all stations.

   7. Pecos
      (a) Frequency Deviation Recorder at the Pecos Main
          Substation.
      (b) One 69 KV breaker at the Pecos Main Substation.
      (e) Install underfrequency relaying in Stafford, Kermit # 2, and the Downtown Substations.

   8. Perryton
      One 9,375 KVA 115-12.5 KV rebuilt transformer at the
      Perryton #2 Substation.

   9. Pilot Point
      Transformer, regulators, and fuses at the Pilot Point
      Substation.

  10. Texas City
      (a) Purchase Mainland Substation site.
      (b) Upgrade East 12.5 KV bus to 2000 ampere capacity at the Heights Substation.


<PAGE 56>
                                    57


         (c) Upgrade South 12.5 KV bus to 2000 ampere capacity at the Freeway Park Substation. Purchase and install one 25/33/452/47 MVA, 138-12.5 KV transformer and one
              15 KV, 2000 ampere circuit breaker.
         (d)  Install one 25/33/42/47 MVA, 138-12.5 KV trans-
              former at Freeway Park Substation in the North position.
         (e)  Frequency Deviation Recorder at the Heights
              Substation.
         (f) Purchase rebuilt 12/16/20 MVA, 138-12.5 KV trans-former at the Heights Substation.

     11. Spearman

         Addition of 115 KV bus work, air switch, and installation of Circuit-Switcher at the Spearman Substation.

     12. Winkler County

         Two WX reclosers at the Kermit Substation.


                                FOURTH

                              FRANCHISES

    All and singular, the corporate, federal, state, municipal and other franchises, permits, consents, licenses, grants, immunities, privileges, and rights acquired by the Company since the execution and delivery of the Twenty-Second Supplemental Indenture dated as of January 15, 1992, to the Original Indenture, and now held by the Company for the construction, maintenance, and operation of electric light, heat, and power plants and systems; for the construction, maintenance; as well as all franchises, grants, immunities, privileges, and rights of the Company used or useful in the operation of the Trust Estate, including all and singular the franchises, grants, immunities, privileges, and rights of the Company granted by the governing authorities of the cities and towns enumerated in the schedule below, and by all other municipalities or political subdivisions, and all renewals, extensions, and modifications of said franchises, grants, privileges, and rights, or any of them, including:


<PAGE 57>
                               58


A. STATE OF NEW MEXICO
    None

B. STATE OF TEXAS
            Municipality                           Expiration Date
            Brazoria....................           March 24, 2022
            Dickinson...................           April 23, 2018
            Pecos.......................           May 13, 2023


<PAGE 58>
                               59


    IN WITNESS WHEREOF, Texas-New Mexico Power Company has caused this Twenty-Third Supplemental Indenture to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and, in token of its acceptance of the trust created hereby, Continental Bank, National Association, has caused this Twenty-Third Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by one of its Trust Officers, all as of the day and year first above written.

                       TEXAS-NEW MEXICO POWER COMPANY,
(CORPORATE SEAL)
                           By           D. R. BARNARD
                                   Sector Vice President and
                                    Chief Financial Officer
Attest:

     M. D. BLANCHARD
        Secretary

                       CONTINENTAL BANK, NATIONAL ASSOCIATION,
                       as Trustee
(CORPORATE SEAL)
                           By          JOHN W. PORTER
                                        Vice President
Attest:

   JOANNE M. MURPHY
    Trust Officer


<PAGE 59>
                                  60


STATE OF NEW YORK  )
COUNTY OF NEW YORK )       ss.:

    On this 28th day of September, 1993, before me, Mandel Holland, Notary Public in and for the County and State aforesaid, personally appeared D. R. BARNARD, to me personally known, and known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be Sector Vice President and Chief Financial Officer of TEXAS-NEW MEXICO POWER COMPANY, a corporation, who being by me duly sworn, did say that he resides in Fort Worth, Texas, that he is Sector Vice President and Chief Financial Officer of said TEXAS-NEW MEXICO POWER COMPANY and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said D. R. BARNARD acknowledged said instrument to be the free act and deed of said corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed and as the act of said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this 28th day of September, 1993.

                                             MANDEL HOLLAND

                                             MANDEL HOLLAND
(Notarial Seal)                       NOTARY PUBLIC, State of New York
                                                No. 4980339
                                        Qualified in Weschester County
                                          Cert. Filed in Bronx County
                                       Commission Expires April 16,1995

<PAGE 60>
                                61


STATE OF ILLINOIS )
COUNTY OF COOK    )      ss.:

    On this 23rd day of September, 1993, before me, Verdine Washington, Notary Public in and for the County and State aforesaid, personally appeared JOHN W. PORTER to me personally known, and known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of CONTINENTAL BANK, NATIONAL ASSOCIATION, a national banking association, who, being by me duly sworn, did say that he resides in Chicago, Illinois; that he is a Vice President of said Continental Bank, National Association, and that the seal affixed to said instrument is the corporate seal of said association, and that said instrument was signed and sealed in behalf of said association by authority of its Board of Directors; and said JOHN W. PORTER, acknowledged said instrument to be the free act and deed of said association, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed and as the act of said association.

   IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this 23rd day of September, 1993.

                                           "OFFICIAL SEAL"
                                            V. WASHINGTON
                                   NOTARY PUBLIC, STATE OF ILLINOIS
(Notarial Seal)                      MY COMMISSION EXPIRES 9-20-96


<PAGE 61>
                               62


STATE OF NEW YORK  )
COUNTY OF NEW YORK )    ss.:

    D. R. BARNARD, being duly sworn, deposes and says:

    1. That he is Sector Vice President and Chief Financial Officer of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, one of the corporations described in, and which executed the foregoing instrument, and is one of the officers who executed the foregoing instrument in behalf of TEXAS-NEW MEXICO POWER COMPANY.

   2. That TEXAS-NEW MEXICO POWER COMPANY, one of the corporations which executed the aforementioned instrument, is a corporation engaged in the States of Texas and New Mexico in the generation, purchase, transmission, distribution and sale of electricity to the public and, consequently, is a utility as described in Section 35.01, Texas Business and Commerce Code, Revised Civil Statutes of Texas.


Subscribed and sworn to before me this
28th day of September, 1993.

                                      D. R. Barnard

(Notarial Seal)                       Mandel Holland

                                       MANDEL HOLLAND
                                 NOTARY PUBLIC, State of New York
                                          No.4980339
                                   Qualified in Westchester County
                                    Cert. Filed in Bronx County
                                  Commission Expires April 16, 1995

<PAGE 62>